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                                                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of Genzyme Transgenics Corporation on Form S-3 to register 48,284 shares of the Company's common stock of our report dated February 25, 1998, except as to the information presented in Note 13, for which the date is March 20, 1998, on our audits of the consolidated financial statements of Genzyme Transgenics Corporation as of December 28, 1997 and December 29, 1996 and for each of the three fiscal years in the period ended December 28, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                               /s/ PricewaterhouseCoopers LLP
                                               ----------------------------
                                               PricewaterhouseCoopers LLP

Boston, Massachusetts
July 16, 1998